UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-6558834
(State of Organization)	(IRS Employer Identification No.)

400 Centre Street, Newton, MA	02458
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.50% Senior Notes due 2019	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-159995 (if applicable).

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 7.50% Senior Notes due 2019 (the “Notes”) of HRPT Properties Trust (the “Registrant”) is contained in the Prospectus dated June 15, 2009 (File No. 333-159995), under the caption “Description of Debt Securities” on pages 1 through 11 thereof, as supplemented by the Prospectus Supplement dated November 18, 2009, under the caption “Description of the Notes” on pages S-6 through S-11 thereof, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.  Such Prospectus, as so supplemented, is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit
Number	Description of Exhibit

4.1

Indenture, dated as of July 9, 1997, by and between the Registrant and State Street Bank and Trust Company, as Trustee. (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997)

4.2

Supplemental Indenture No. 19, dated as of November 25, 2009, by and between the Registrant and U.S. Bank National Association relating to the Registrant’s 7.50% Senior Notes due 2019, including form thereof. (filed herewith)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HRPT PROPERTIES TRUST

Date: November 25, 2009	By:	/s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer